Exhibit 10.18

PATENT OPTION AGREEMENT

This PATENT OPTION AGREEMENT (this “Agreement”), is made and entered into as of the 15th day of December, 2009 (the “Effective Date”), by and between Edy E. Soffer, an individual residing at #### ###### ######, ###########, ########## ##### (“Dr. Soffer”) and Jeffrey Conklin, an individual residing at ### ############## ###########, ## ##### (“Dr. Conklin”), and Claudia Sanmiguel, an individual residing at #### ##### ###### ###, #### #####, ########## ##### (“Dr. Sanmiguel”), and EndoStim, Inc., a Delaware corporation (“EndoStim”).

RECITALS

1. Drs. Soffer, Conklin, and Sanmiguel have invented and own all right, title and interest in certain inventions and patent rights embodied in the AED Patent Family (as defined below).

2. EndoStim desires to obtain an option to acquire a license under the AED Patent Family.

In consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.	Definitions.

As used in this Agreement, the following terms shall be deemed to have the following meanings:

1.1 “AED Patent Family” shall mean: (a) U.S. Patent Application No. 12/516,770, entitled “Method, device and system for automatic detection of eating and drinking,” which was filed on May 28, 2009; (b) Patent Cooperation Treaty Application No. PCT/US07/086169; (c) any and all continuations, divisions, and continuations-in-part of such patent applications, whether related to such patent applications directly or through one or more intervening applications; (d) any and all foreign applications for patent or utility model claiming priority in whole or in part from any of such patent applications; (e) any and all patents and utility models issuing on or registered from any of the applications identified above, together with any and all reexaminations, reissues, additions, extensions or renewals thereof.

1.2 “Inventors” shall mean Drs. Soffer, Conklin, and Sanmiguel, collectively and individually.

2.	Option to AED Patent Family.

2.1 Option. The Inventors hereby grant EndoStim an exclusive option to obtain an exclusive, worldwide, fully paid-up, royalty free license, transferable and with the right to grant sublicenses, under the AED Patent Family for use only in the field of electrical stimulation of the lower esophageal sphincter for the treatment of gastro esophageal reflux disease (“GERD”).

2.2 Option Fees. EndoStim shall pay the Inventors an option fee of Twenty-Five-Thousand Dollars ($25,000) within ten (10) days of execution of this Agreement. In addition, EndoStim shall pay the inventors another Twenty-Five-Thousand Dollars ($25,000) within sixty (60) days (but no earlier than April 15, 2010) of the Inventors providing EndoStim with documents confirming to EndoStim’s reasonable satisfaction that neither MetaCure (USA), Inc. nor MetaCure Ltd. (collectively “MetaCure”), has any rights in the AED Patent Family. Examples of documents that should be considered reasonably satisfactory to EndoStim include: (i) a written release from MetaCure; and/or (ii) documents (including all correspondence between Cedars-Sinai Medical Center and Metacure related to this issue) demonstrating that Metacure declined to exercise its right, if any, to negotiate and take a license to the AED Patent Family pursuant to the Master Pre-Clinical Study Agreement dated as of July 5, 2005 by and between Cedars-Sinai Medical Center and Metacure. In the event that the Inventors have not provided EndoStim with documents confirming to EndoStim’s reasonable satisfaction that MetaCure does not have any rights in the AED Patent Family, EndoStim shall: (i) no longer be obligated to pay the second option fee of $25,000; and (ii) at the Inventors’ election, either retain its option rights in the AED Patent Family or relinquish its option rights within ten (10) days of EndoStim receiving Twenty-Five-Thousand Dollars ($25,000) from the Inventors.

2.3 Option Period. This exclusive option shall initially extend for a period of twelve (12) months from the Effective Date of this Agreement (“the Initial Exclusive Option Period”). Until expiration of the Initial Exclusive Option Period, the Inventors shall not grant, or enter into discussions to grant, these license rights to any third party.

2.4 Option Extension Period. Upon expiration of the Initial Exclusive Option Period, the option shall continue until ninety (90) days following the receipt by EndoStim of a notice of allowance issued by the U.S. Patent and Trademark Office (“PTO”) indicating that the PTO will issue a first patent within the AED Patent Family (“the Option Extension Period”). During the Option Extension Period, in the event the Inventors receive a bona fide offer in writing from a third party to license or take an assignment to the AED Patent Family (or any application or patent therein) in the field of electrical stimulation of the lower esophageal sphincter for the treatment of GERD, the Inventors shall provide written notification of such offer to EndoStim, such notification including all material terms of the offer. Upon receipt of the notification, EndoStim shall have thirty (30) days to either exercise or relinquish its option rights to the AED Patent Family.

2.5 Limited License. During the Initial Exclusive Option Period and the Option Extension Period, the Inventors hereby grant EndoStim a non-exclusive, royalty-free license under the AED Patent Family for use only in the field of electrical stimulation of the lower esophageal sphincter for the treatment of GERD. This limited license shall be solely for non-commercial research and development purposes and does not include the right to grant any sublicenses.

2.6 Exercise of Option. EndoStim may exercise its option by providing notice to the Inventors in writing. Upon receipt of such notice and for a reasonable period not to exceed nine (9) months, the parties shall negotiate in good faith the terms of an license agreement granting EndoStim an exclusive, worldwide, fully paid-up, royalty free license, transferable and with the right to grant sublicenses, under the AED Patent Family for use only in the field of electrical stimulation of the lower esophageal sphincter for the treatment of GERD. The exclusive license shall include provisions granting EndoStim oversight over the prosecution and maintenance of the patents and applications within the AED Patent Family, granting EndoStim the ability to control enforcement and/or defense of such patents, patent marking, and other customary terms and conditions.

2.7 Optional License Fee. Upon exercise of its option, EndoStim shall pay the Inventors an additional Two Hundred and Fifty Thousand Dollars ($250,000).

2.8 Patent Maintenance. During both the Initial Exclusive Option Period and the Option Extension Period, the Inventors shall diligently prosecute the applications within the AED Patent Family that are pending as of the date of execution of this Agreement to obtain the broadest possible scope; provided, however, that the Inventors have no obligation to undertake any reissue, reexamination, opposition, interference or post-issue proceeding, no obligation to file any appeal, request for continued examination (“RCE”) or continuation, divisional or continuation-in-part application, and no obligation to continue prosecution of any patent application when the total amount the Inventors have spent prosecuting all patent applications within the AED Patent Family exceeds Fifteen-Thousand Dollars ($15,000), unless EndoStim agrees to reimburse the Inventors for the continued prosecution of such applications.

2.9 Reversion. Subject to the provisions of Section 2.2, if EndoStim fails to make any payment due according to this Agreement, EndoStim automatically relinquishes all rights under this Agreement.

3.	Warranties and Limitations

3.1 The Inventors represent and warrant that collectively they are the owner of all rights, title, and interest in the AED Patent Family, and that the Inventors have full authority to convey the rights in the AED Patent Family pursuant to this Agreement and the attached Assignment. The Inventors do not warrant the validity of the AED Patent Family and make no representations whatsoever with regard to the scope of the AED Patent Family or that the AED Patent Family may be exploited by EndoStim without infringing other patents or the intellectual property rights of third parties.

3.2 The Inventors represent and warrant that any and all grants of rights to the AED Patent Family, or promises to perform such grants in the future, made pursuant to this Agreement do not, and will not, violate any agreements that the Inventors may have with existing or future employers (including without limitation, Cedars-Sinai Medical Center), or with other parties with whom the Inventors may have a contracted obligation to assign intellectual property rights.

3.3 EndoStim acknowledges that, pursuant to an Assignment and Non-Exclusive License Agreement dated November 9, 2007 between the Inventors and Cedars-Sinai Health System, a d/b/a/ of Cedars-Sinai Medical Center (“Cedars-Sinai”), the Inventors granted

Cedars-Sinai a royalty-free, fully paid-up, worldwide and perpetual non-exclusive license under the AED Patent Family for Cedars-Sinai’s research, teaching, educational, and clinical purposes. The Inventors represent, warrant and agree that they shall fully and completely comply with all obligations under such agreements with Cedars-Sinai.

3.4 The Inventors shall jointly and severally indemnify, defend, and hold harmless EndoStim and it directors, officers, agents, shareholders attorneys, successors and assigns (“Assignee Indemnities”) against any liability, damage, loss, or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Assignee Indemnities or any one of them with respect to any judgments in a court of law or by an arbitrator (it being understood that EndoStim shall have no obligation to pursue any appeal or additional remedy unless EndoStim, in its sole discretion, makes a determination to pursue such appeal or additional remedy) arising out any fraud, misrepresentation, or breach of this Agreement by the Inventors (including without limitation any representation or warranty made by the Inventors pursuant to this Agreement); provided, however, that the maximum amount of such indemnification shall not exceed the amount of the payments from EndoStim to the Inventors actually paid hereunder.

3.5 EndoStim shall indemnify, defend, and hold harmless the Inventors (“Inventor Indemnities”), against any liability, damage, loss, or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Inventor Indemnities or any one of them about any claims, suits, actions, demands, or judgments arising out of any product, process, method or service made, used, or sold by EndoStim, its directors, employees, contractors, subcontractors or agents or by third parties pursuant to any right or license granted under this Agreement. The rights and obligations of this section shall survive termination or expiration of this Agreement.

3.6 The inventors expressly disclaim any and all implied or express warranties and make no express or implied warranties of merchantability or fitness for any particular purpose of the rights conveyed by this agreement.

4.	Termination

4.1 This Agreement terminates at the end of the Option Extension Period unless EndoStim relinquishes its option rights under Section 2.4, in which case this Agreement will terminate when the option rights are relinquished, or the Option is exercised under Section 2.6, in which case this Agreement will terminate at the end of the stipulated negotiation period or upon execution of a license agreement, whichever occurs first.

5.	Miscellaneous

5.1 This Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard to the conflicts of law provisions thereof. The parties hereto irrevocably agree that any legal action or proceeding with respect to this Agreement shall only be brought in the federal or state courts in Missouri encompassing St. Louis County, Missouri, and each party hereby irrevocably submits with regard to such action or proceeding to the exclusive jurisdiction of the aforesaid courts.

5.2 Any notices required to be given or which shall be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows:

Inventors:	Edy E. Soffer #### ##### ##### ###########, ########## #####

Jeffrey Conklin ### ############## ###########, ########## #####

With a copy to: Miles Yamanaka Berliner & Associates ### #### ##### ###### ###########, ########## #####

EndoStim:	EndoStim, Inc. Center for Emerging Technologies #### ###### #### ###, ##### ### #########, ######## #####

With a copy to: Daniel A. Crowe Bryan Cave LLP ### ############ ###### ### ###########, #### #### #########, ######## #####

5.3 Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it will be considered severed from this Agreement. All other provisions, rights, and obligations continue without regard to the severed provision, provided that the remaining provisions of this Agreement are the intention of the parties.

5.4 No party is liable for failure to fulfill its obligations if the failure is due to a natural calamity, act of government, or similar cause beyond the control of the party.

5.5 This Agreement constitutes the entire understanding between the parties and no party is obligated by any condition or representation other than those expressly stated or as may be subsequently agreed to by the parties in writing.

5.6 The failure of any party to assert a right under this Agreement, or to insist upon compliance with any term or condition of this Agreement, is not constitute a waiver of that right, or excuse a similar subsequent failure to perform any term or condition by the other parties.

5.7 This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their heirs, administrators, successors and assigns.

5.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

5.9 In the event of the death of Jeffrey Conklin, Edy E. Soffer or Claudia Sanmiguel, the deceased inventor’s payments under this Agreement shall be made to the Conklin Family Trust, the heirs of Edy E. Soffer specified in the Edy E. Soffer’s will, or Claudia Sanmiguel’s husband Tilo G. Martin, respectfully.

By signing below, the Inventors and EndoStim hereby agree to this Agreement as of the Effective Date.

INVESTORS:	ENDOSTIM:

ENDOSTIM, INC., a Delaware corporation
/s/ Edy E. Soffer
EDY E. SOFFER, M.D.

/s/ Jeffrey Conklin
JEFFREY CONKLIN, M.D.

/s/ Claudia Sanmiguel	By:	/s/ Michael Lightfoot
CLAUDIA SANMIGUEL, M.D.		Michael Lightfoot, Director of Operations